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EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (the Agreement) is made by and between Cogent Communication Group, Inc., a Delaware corporation (the Company), and the individual identified in the Notice of Grant (the Participant). This Agreement consists of this document and the Notice of Grant.

        WHEREAS, the Company established on June 12, 2003 the 2003 Incentive Award Plan of Cogent Communication Group, Inc., as amended (the Plan);

        WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

        WHEREAS, the Plan provides for the issuance of shares of the Company's Series H Participating Convertible Preferred Stock, par value $.001 per share, (the Series H Preferred Stock) subject to certain restrictions thereon;

        WHEREAS, the Company's Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the shares of Restricted Stock (as defined herein) to the Participant in partial consideration of past and future services to the Company and/or its subsidiaries, and the Compensation Committee has approved the issuance of such shares of Restricted Stock (as defined herein) to the Participant upon the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

  Section 1.1    Vesting Start Date.

        The Vesting Start Date is September 1, 2003. It is the date used to calculate the amount of Awarded Stock in which Participant is vested. It is not the date upon which Participant agreed to receive the Awarded Stock in exchange for cancellation of his or her common stock options and common stock, which date is determined by the date of execution of this agreement.

  Section 1.2    Awarded Stock.

        Awarded Stock shall mean the total number of shares of Series H Preferred Stock issued under this Agreement to Participant. (The number of shares of Restricted Stock plus the number of shares of Vested Stock equals the number of Awarded Stock. As restrictions lapse, the Restricted Stock becomes Vested Stock.)

  Section 1.3    Restrictions.

        Restrictions shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under this Agreement.

  Section 1.4    Restricted Stock.

        Restricted Stock shall mean Series H Preferred Stock issued under this Agreement and subject to the Restrictions imposed hereunder.

  Section 1.5    Secretary.

        Secretary shall mean the Secretary of the Company.

  Section 1.6    Vested Shares.

        Vested Shares shall mean shares of Restricted Stock that are no longer subject to the Restrictions set forth in Section 3.1.

ARTICLE II.
ISSUANCE OF RESTRICTED STOCK

  Section 2.1    Issuance of Restricted Stock.

        For good and valuable consideration, which the Board of Directors has determined to be in excess of the par value of its Series H Preferred Stock, the Company hereby issues to the Participant the shares of its Series H Preferred Stock specified in Participant's Notice of Grant upon the terms and conditions set forth in this Agreement.

  Section 2.2    Purchase Price.

        The Participant shall cancel and deliver to the Company all common stock and rights to purchase common stock (including, but not limited to, incentive stock options and/or non-qualified stock options) owned by Participant as of the date of execution of this agreement, except that the Participant may retain common stock received as a result of a conversion of Series B and Series C preferred stock into common stock and common stock purchased for cash on public markets.

  Section 2.3    Stock Certificates.

        The Company shall cause the Awarded Stock to be issued and registered in the name of the Participant and held in a book entry form promptly upon execution of the Agreement. No certificate for such stock shall be issued except pursuant to the provisions of Section 158 of the Delaware General Corporation Law. If a stock certificate is issued for any Restricted Stock, it shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 3.2 below or such stock is forfeited or otherwise returned to the Company.

  Section 2.4    Registration of Stock.

        The Company shall undertake to register the Series H Preferred Stock with the U.S. Securities and Exchange Commission on Form S-8. Participant understands and agrees that the Company is not obligated to remain a public company and may, without violation of this agreement or any right of Participant cease being a reporting company under the Securities Exchange Act of 1934, i.e., "go private".

  Section 2.5    Incorporation of 2003 Incentive Plan.

        The 2003 Incentive Award Plan, issued by the Company in conjunction with this Agreement, is hereby incorporated by reference.

ARTICLE III.
RESTRICTIONS

  Section 3.1    General Restrictions.

        The Participant shall have all rights and privileges of a stockholder, except that the following restrictions shall apply to the Restricted Stock until such time or times as the Restrictions lapse under Section 3.2 of this Agreement:

        (i) The Participant shall not be entitled to delivery of the certificate or certificates for any Restricted Stock, except as otherwise required by Section 158 of the Delaware General Corporation Law;

        (ii) The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, except that Participant may transfer Restricted Stock to an immediate family member or a trust benefiting immediate family members, provided such family member or trust agrees to be bound by this agreement, including the forfeiture provisions;

        (iii) The Restricted Stock shall be subject to forfeiture to the extent set forth in Section 3.4 of this Agreement upon the Participant's Termination of Employment, Termination of Consultancy or upon the breach of any Restrictions, terms or conditions of this Agreement; and

        (iv) The Participant shall and hereby does, grant to the Secretary of the Company the Participant's proxy, and shall appoint the Secretary as the Participant's attorney-in-fact (with full power of substitution), to vote or act by written consent with respect to the Restricted Stock in connection with any and all matters, as to which any vote or actions may be requested or required. The proxy shall be irrevocable and the Participant shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of the proxy and, effective as of the date hereof, the Participant shall revoke any proxy previously granted by him or her with respect to his Restricted Stock.

        Once any portion of the Participant's Restricted Stock award has become vested and the Restrictions lapse under Section 3.2, the newly vested shares shall no longer be subject to the restrictions in Sections 3.1(i) to 3.1(iv) and shall no longer be considered Restricted Stock. Any attempt to dispose of Restricted Stock in any manner contrary to the Restrictions set forth in this Agreement shall be ineffective.

  Section 3.2    When Restrictions Lapse.

        Subject to Section 3.4:

        (i) On the Vesting Start Date shares of Restricted Stock equal to 27.0833% of the Participant's Awarded Stock shall vest and the Restrictions set forth in this Agreement with respect to such shares shall lapse.

        (ii) On the first day of each month commencing on the first month following the month in which the Vesting Start Date occurs, an amount of Restricted Stock equal to 2.0833% of the Participant's Awarded Stock shall vest and the Restrictions set forth in this Agreement shall lapse.

        (iii) If the total number of Vested Shares determined pursuant to the calculations provided in this agreement includes a fractional share, the number of Vested Shares shall be the next higher whole number. For example, an individual awarded 11 shares would have the following number of vested shares:

Date	Vesting calculation	Additional vested shares	Total Vested Shares
September 1, 2003	.270833 × 11 = 2.98	1 (due to partial share)	3
October 1, 2003	.291666 × 11 = 3.21	1 (due to partial share)	4
November 1, 2003	.312499 × 11 = 3.44	0 (since full share vested above)	4
December 1, 2003	.333332 × 11 = 3.67	0 (since full share vested above)	4
January 1, 2004	.354165 × 11 = 3.90	0 (since full share vested above)	4
February 1, 2004	.374998 × 11 = 4.12	1 (due to partial share)	5
March 1, 2004	.395831 × 11 = 4.35	0 (since full share vested above)	5
[vesting continues through August 1, 2006]

        To the extent the Restricted Stock is issued in certificated form, upon the vesting of the shares of Restricted Stock and the expiration of the 5 month holding period specified in Section 3.3, the Company shall, upon request of the Participant and the return of the legended certificates, cause new certificates to be issued with respect to such Vested Shares and delivered to the Participant or his legal representative, free from the legend provided for in Section 3.5 and any of the other Restrictions.

  Section 3.3    Holding Period.

        None of the shares of the Vested Shares shall be sold, assigned or otherwise transferred until at least five months have elapsed from the Vesting Start Date.

        This Section 3.3 is not intended to affect the Restrictions set forth in Section 3.1.

  Section 3.4    Forfeiture of Restricted Stock.

        The Restricted Stock shall be subject to forfeiture upon the Participant's Termination of Employment with the Company other than from death or disability. In the case of Termination of Employment as a result of death or disability all restrictions with respect to such shares of Restricted Stock shall immediately expire. Disability means a disability for which Participant is eligible for payments under the Company's long term disability plan.

  Section 3.5    Legend.

        Certificates, if issued, representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.2, bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN COGENT COMMUNICATIONS GROUP, INC. AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION.

  Section 3.6    Change of Control.

        Upon a Change of Control the vesting of the Restricted Stock shall accelerate such that the Restricted Stock shall vest within 12 months from the date of the Change of Control. The acceleration shall be effected by increasing the vesting increment set forth in Section 3.2(ii) from 2.0833% to the percentage, if larger, resulting from dividing the difference between 100 and the Participant's current vested percentage by 12. Vested percentage means Vested Shares divided by Awarded Stock with that quantity multiplied by 100. The Participant's current vested percentage shall be determined as of the date of the Change of Control. The new vesting increment shall be effective as of the first day of the month following the effective date of the Change of Control. In addition, if Participant's employment is terminated following the Change of Control or is terminated in connection with the Change of Control, the Participant shall receive an additional three monthly increments of vesting following the actual date of the Participant's Termination of Employment (that is, Participant shall receive an additional quarter of vesting).

  Section 3.7    Tax Withholding.

        Notwithstanding the foregoing, no new certificate shall be delivered to the Participant or his legal representative pursuant to Section 3.2 unless and until the Participant or his legal representative has paid to the Company by check or through payroll withholding the full amount of all federal, provincial, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the lapse of the Restrictions. Participant understands and agrees that value of the Awarded Stock is treated as compensation income under applicable tax laws.

  Section 3.8    Restrictions On New Shares.

        In the event that the outstanding shares of the Series H Preferred Stock are changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), such new, additional or different shares or securities which are held or received by the Participant in his or her capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Board of Directors provides for the accelerated vesting and expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new, additional or different shares or securities. Notwithstanding the foregoing, this Section 3.8 shall not apply to the conversion of Series H Preferred Stock into common stock.

  Section 3.9    Conversion into Common Stock.

        Only Vested Shares of Restricted Stock may be converted into common stock of the company (a Conversion). Such Conversion shall occur as provided in the Certificate of Designation for the Series H Preferred Stock.

  Section 3.10    Lock-up and Blackout Periods.

        As long as the Participant is an employee of the Company, the Participant agrees that he or she will not sell or transfer any Restricted Stock, Vested Shares or any common stock arising from the conversion of Vested Shares during any period designated by the Company as a lock-up period following a public offering of stock of the Company or during any blackout period during which the Company has determined that it is inappropriate for employees to buy, sell, or transfer securities of the

Company. The Company will inform the Participant of a lock-up or blackout period and the Participant will agree to sign a lock-up agreement if requested to do so by the Company.

ARTICLE IV.
MISCELLANEOUS

  Section 4.1    Administration.

        The Board of Directors shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Board of Directors shall be fully protected by the Company in respect to any such action, determination or interpretation.

  Section 4.2    Conditions to Issuance of Stock.

        The Company shall not be required to issue any shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

        (i) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;

        (ii) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable;

        (iii) The payment by the Participant of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

        (iv) The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience.

  Section 4.3    Escrow.

        In the event certificates are issued, the Secretary, or such other escrow holder as the Board of Directors may appoint, shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.8, until all of the Restrictions expire or shall have been removed.

  Section 4.4    Notices.

        Any notice to be given under the terms of this Agreement to the Company shall be addressed (by mail or email) to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed (by mail or email) to him or her at the address listed on the Company's employee records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different mail or email address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4.

  Section 4.5    Rights as Stockholder.

        Except as otherwise provided herein, the Participant shall have all the rights of a stockholder with respect to his or her Vested Shares, including the right to vote the Vested Shares and the right to receive all dividends or other distributions paid or made with respect to the Vested Shares.

  Section 4.6    Conformity to Securities Laws.

        This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  Section 4.7    Amendment.

        This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

  Section 4.8    Governing Law.

        The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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RESTRICTED STOCK AGREEMENT
ARTICLE I. DEFINITIONS
ARTICLE II. ISSUANCE OF RESTRICTED STOCK
ARTICLE III. RESTRICTIONS
ARTICLE IV. MISCELLANEOUS